Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
LITTELFUSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	36-3795742
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
8755 W. Higgins Road, Suite 500 Chicago, IL 60631
(Address of Principal Executive Offices)
Amended and Restated Littelfuse, Inc. Long-Term Incentive Plan
(Full title of the plan)
David W. Heinzmann
President and Chief Executive Officer
Littelfuse, Inc.
8755 W. Higgins Road, Suite 500
Chicago, IL 60631
(Name and Address of Agent For Service)
(773) 628-1000
(Telephone number, including area code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Littelfuse, Inc. (the “Company”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 730,000 additional shares of its common stock under the Amended and Restated Littelfuse, Inc. Long-Term Incentive Plan, (as amended, the “Plan”), pursuant to the First Amendment to the Amended and Restated Littelfuse, Inc. Long-Term Incentive Plan. These shares are additional securities of the same class as other securities issuable under the Plan for which the Company has previously filed with the Commission a registration statement on Form S-8 (File No. 333-217632) on May 3, 2017 (the “Prior Registration Statement”).

Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Company with the Commission are incorporated by reference into this Registration Statement:

1.	The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 16, 2023.
2.	The registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2023, filed with the Commission on May 3, 2023.
3.	The registrant’s Current Reports on Form 8-K, filed with the Commission on each of February 1, 2023, February 2, 2023, April 28, 2023, and May 15, 2023.
4.
The description of the registrant’s Common Stock which is contained in Exhibit 4.1 of the registrant’s Annual Report on Form 10-K for the fiscal year ended December 26, 2020, filed with the Commission on February 18, 2021, including any amendments or reports filed for the purposes of updating such description.

In addition, all reports and documents filed by the registrant under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be part of this Registration Statement from the filing date of each such document.
For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits
The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
4.1	Certificate of Incorporation, as amended (filed as Exhibit 3.1 to the Company’s Form 10-K for the fiscal year ended December 31, 2016, File No. 0-20388, and incorporated herein by reference).
4.2	Bylaws, as amended and restated (filed as Exhibit 3.1 to the Company’s Form 8-K filed February 3, 2023, File No. 0-20388, and incorporated herein by reference).
4.3
First Amendment to Amended and Restated Littelfuse, Inc. Long-Term Incentive Plan (filed as Exhibit 10.1 to the Company’s Form 8-K filed April 28, 2023, File No. 0-20388, and incorporated herein by reference).

4.4	Amended and Restated Littelfuse, Inc. Long-Term Incentive Plan (filed as Exhibit 10.1 to the Company’s Form 8-K filed May 1, 2017, File No. 0-20388, and incorporated herein by reference).
5.1*	Opinion of Baker & Hostetler LLP.
23.1*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Baker & Hostetler LLP (filed as a part of Exhibit 5.1).
24	Power of Attorney (included in the signature page to this Registration Statement).
107*	Filing Fee Table
* filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, Illinois on this 20th day of June, 2023.

LITTELFUSE, INC.

By:	/s/ David W. Heinzmann
David W. Heinzmann
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
Each of the registrant and each director or officer of the registrant whose individual signature appears below hereby appoints David W. Heinzmann and Meenal A. Sethna and each of them, any of whom may act without the joinder of the others, as the true and lawful attorney-in-fact and agent of the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this registration statement (including post-effective amendments), and, in connection with any registration of additional securities, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gordon Hunter	Chairman of the Board of Directors	June 20, 2023
Gordon Hunter

/s/ David W. Heinzmann	Director, President and CEO	June 20, 2023
David W. Heinzmann	(Principal Executive Officer)

/s/ Kristina A. Cerniglia	Director	June 20, 2023
Kristina A. Cerniglia

/s/ Tzau-Jin Chung	Director	June 20, 2023
Tzau-Jin Chung

/s/ Cary T. Fu	Director	June 20, 2023
Cary T. Fu

/s/ Anthony Grillo	Director	June 20, 2023
Anthony Grillo

/s/ William P. Noglows	Director	June 20, 2023
William P. Noglows

/s/ Maria C. Green	Director	June 20, 2023
Maria C. Green

/s/ Greg Henderson	Director	June 20, 2023
Greg Henderson

/s/ Meenal A. Sethna	Executive Vice President and CFO	June 20, 2023
Meenal A. Sethna	(Principal Financial Officer)

/s/ Jeffrey G. Gorski	Senior Vice President and CAO	June 20, 2023
Jeffrey G. Gorski	(Principal Accounting Officer)